UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2026

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 4 to Securities Purchase Agreement and Pledge Agreement

As previously disclosed, Profusa, Inc., a Delaware corporation (the “Company”)entered into the (A) the Securities Purchase Agreement, dated as of February 11, 2025 (as previously amended, the “Purchase Agreement”), by and among the Company, Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”), the other purchasers from time to time party thereto (the “Purchasers”), and Ascent, as collateral agent for the purchaser parties (the “Collateral Agent”), and (B) that certain Pledge Agreement, dated as of July 11, 2025 (as previously amended, the “Pledge Agreement”), among the Company, Ben Hwang, William McMillan, Northview Sponsor I, LLC, and the Collateral Agent.

On April 2, 2026, Profusa, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 4 (“Amendment No. 4”) to the Purchase Agreement and Pledge Agreement. Pursuant to Amendment No. 4, the Company may request to sell additional convertible promissory notes (the “Additional Notes”) having an aggregate principal amount not to exceed $12,222,222 and for a purchase price that reflects at least a 10% original issue discount, by delivering to the Collateral Agent a notice specifying the aggregate initial principal amount requested, the purchase price and the proposed additional closing date.

Amendment No. 4 also amends the Pledge Agreement to, among other things, replace the definition of “Release Condition” in Section 7.10 of the Pledge Agreement to mean payment in full, whether in cash or by conversion, of $1,666,666.66 in aggregate principal amount of Notes issued in the Additional Closings expected to occur on and shortly following the effective date of Amendment No. 4 (the “Amendment Effective Date”).

Additionally, the Company and Ascent acknowledged that any mandatory prepayment amounts received by Ascent pursuant to the Notes shall first be allocated towards obligations owing in respect of the Additional Notes to be issued on and shortly following the Amendment Effective Date, and then towards the secured convertible promissory notes issued pursuant to the Purchase Agreement on July 11, 2025, and September 30, 2025, respectively.

As consideration for Ascent and the Collateral Agent agreeing to execute Amendment No. 4 and to participate in the Additional Closing expected to occur on April 2, 2026, the Company agreed to issue to Ascent, not later than five calendar days following the Amendment Effective Date, a warrant to purchase 1,111,111 shares of the Company’s Common Stock (the “Warrant”) at an initial exercise price of $0.50 per share, in form reasonably acceptable to Ascent and in the standard form typically used by Ascent for transactions of this type. The Warrant is required to contain provisions providing anti-dilution protection to the holder, a fundamental transaction provision and a cashless exercise provision.

In connection with the Additional Closing occurring on April 2, 2026, the Company issued to Ascent a senior secured convertible promissory note in the aggregate principal amount of $555,555.55 (the “Third Tranche Note”). The Third Tranche Note matures on April 2, 2027, and accrues interest at a rate of 12% per annum. The Third Tranche Note is convertible at the option of the holder into shares of the Company’s Common Stock at a conversion price of $0.50 per share, subject to adjustment and a floor price. The Third Tranche Note provides for mandatory prepayments upon subsequent offerings equal to 50% of the net proceeds. Cash payments of principal under the Third Tranche Note are subject to a cash payment fee of 5%. The Third Tranche Note is secured by the collateral described in the Purchase Agreement and the related security documents. The Third Tranche Note was issued with original issue discount.

The Notes and the Warrant were offered and sold in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing descriptions of Amendment No. 4, the Third Tranche Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. A copy of the Third Tranche Note is filed as an exhibit hereto and is incorporated herein by reference. A copy of the Warrant will be filed in an Amendment to this Current Report on Form 8-K following the issuance thereof.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Third Tranche Note is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Third Tranche Note and the Warrant is incorporated herein by reference. The Third Tranche Note is convertible into shares of the Company’s Common Stock and the Warrant is exercisable for shares of the Company’s Common Stock, in each case as described in Item 1.01 above. The issuance of the Third Tranche Note and the Warrant, and the shares of Common Stock issuable upon conversion or exercise thereof, were not registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01. Other Events.

Letter of Intent Relating to Proposed Acquisition of Bio Insights PanOmics Assets

On March 31, 2026, the Company entered into a non-binding letter of intent (as amended and restated on April 3, 2026, the “LOI”) with Bio Insights LLC (“Bio Insights”), pursuant to which the Company proposes to acquire certain assets of Bio Insights, including the PanOmics assay and related know-how (the “PanOmics Assets”), for aggregate consideration of $30,000,000 (the “Proposed Transaction”). The Proposed Transaction is conditioned upon: (i) the negotiation and execution of a definitive asset acquisition agreement; (ii) the satisfaction of customary closing conditions; and (iii) the receipt of all required stockholder approvals. The LOI is non-binding except with respect to certain provisions relating to confidentiality, exclusivity, termination and governing law.

Profusa believes that the acquisition of the Panomic DX next-generation sequencing (NGS) assets introduces a near-term revenue opportunity aligned with recent CMS reimbursement guidance requiring NGS testing in oncology. Panomic DX offers the potential for immediate commercial traction and reimbursement-backed cash flow potential. Moreover, the Company believes that the combination of real-time biochemical monitoring and genomic diagnostics will strengthen the Company’s ability to deliver a fully integrated oncology solution. The PanOmics Assets enable a marker panel that has been designed for broad utilization across several important cancers as well as common metabolic disease states. include pancreatic cancer, fatty liver cancer, Esophageal Cancer and Thyroid Cancer. The PanOmics marker panel is designed to identify sequence variations and copy number expression conferring hereditary risk, profile somatic tumor mutations to guide therapeutic selection, support liquid biopsy monitoring via circulating tumor DNA, and predict malignant progression in patients.

The Centers for Medicare and Medicaid Services (“CMS”) recently announced that next-generation sequencing testing is necessary for reimbursement in the relevant oncology indications — a policy determination that the Company believes substantially de-risks the commercial pathway for PanOmic DX and validates the strategic logic of the planned asset acquisition. With reimbursement now tied to the use of next-generation sequencing, PanOmic DX is positioned to generate meaningful near-term revenue while LumeeOxygen advances through clinical validation, thereby meaningfully diversifying Profusa’s commercial profile at precisely the right moment.

Under the terms of the LOI, the aggregate purchase price of $30,000,000 is to be satisfied entirely through the issuance of equity securities of the Company, consisting of: (a) 460,000 shares of Common Stock (limited to 19.99% of total shares outstanding) to be issued at the closing; and (b) shares of a new series of preferred stock of the Company (the “Preferred Stock”), which shall be non-voting and convertible into 59,540,000 shares of Common Stock (the “Conversion Shares”), with such conversion right exercisable one year following the date of issuance of the Preferred Stock. The number of shares to be issued will be calculated based on the closing transaction price reported by Nasdaq on the trading day preceding the closing. The Conversion Shares will be subject to registration rights and a Lock-Up Agreement to be executed by Bio Insights in the form attached as an exhibit to the LOI (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Conversion Shares will be subject to a seven-year lock-up period with annual releases of one-seventh of the Conversion Shares each year, subject to a carve-out permitting Bio Insights to sell such number of Conversion Shares as may be necessary to fund tax liabilities arising from the transaction.

In connection with the Proposed Transaction, Bio Insights will be entitled to receive royalty payments equal to 3% of net revenue, payable annually following the completion of audited full-year financial statements. The Company has agreed to make best efforts to conclude an equity financing of $10,000,000 contemporaneously with or within 30 days following the closing of the Proposed Transaction, and to allocate a minimum of 15% of the net proceeds of such financing and future financings, up to $2,000,000 in aggregate, for consulting work and reagent costs related to the PanOmics assay’s analytical and clinical validation and capital equipment needs.

In connection with the closing of the Proposed Transaction, the Company will issue to management shares equal to 12% of the fully diluted shares outstanding immediately following the transaction and related fundraising, for retention of the Company’s Chief Executive Officer and Chief Financial Officer, reduced by any RSUs or options issued to management between the date of the LOI and the announcement of the Proposed Transaction. All existing employment and severance arrangements for the Company’s CEO and CFO are to be reviewed by Bio Insights prior to execution of the definitive documentation, with any changes or amendments to be mutually agreed to ensure proper retention incentives are in place for a period of two years.

The closing of the Proposed Transaction is subject to certain conditions, including, among others: (a) the accuracy of representations and warranties of Bio Insights; (b) compliance with covenants; (c) the absence of any material adverse effect; (d) receipt of all governmental and third-party consents; (e) completion of legal, financial, tax and commercial due diligence to the Company’s satisfaction; (f) physical delivery of clinical samples to the Company’s designated facility; and (g) receipt of a legal opinion from Bio Insights’ counsel. The Company is required to hold a shareholder meeting for the purpose of voting upon the issuance of the securities contemplated by the Proposed Transaction prior to June 30, 2026, and to use its reasonable best efforts to solicit proxies in favor of such approval.

Bio Insights shall have the right to nominate one independent Board member for consideration by stockholders at the next regularly scheduled annual meeting of stockholders of Profusa. Such nominee shall be required to be presented to stockholders unless he/she is approved by a majority of the members of the Nominating and Corporate Governance Committee and a majority of the members of the Profusa Board of Directors. It is contemplated that such nominee would replace a Board member whose term is expiring. Profusa shall not be required to enlarge the Board to accommodate the new nominee.

In connection therewith, Bio Insights is required to execute a Voting Agreement in the form attached as an exhibit to the LOI (the “Voting Agreement”), pursuant to which Bio Insights agrees to vote all shares of Common Stock beneficially owned by it in favor of stockholder proposals recommended by the board of directors of the Company.

During the term of the LOI (the “Exclusivity Period”), Bio Insights and its affiliates and representatives are prohibited from soliciting, initiating or encouraging any inquiry or proposal, engaging in discussions or negotiations, or providing non-public information to any third party relating to any acquisition, sale of equity or assets, or similar transaction. The LOI will terminate automatically upon the earlier of the execution of definitive documentation or 5:00 p.m., Eastern time, on May 1, 2026, unless extended by mutual agreement. The parties have agreed to use good faith, commercially reasonable efforts to negotiate and execute a definitive agreement within 30 days of the date of the LOI, subject to automatic extension for an additional 30 days if the parties are actively negotiating in good faith.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On April 6, 2026, the Company issued a press release announcing its entry into the LOI. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 4, dated as of April 2, 2026, to the Securities Purchase Agreement, dated as of February 11, 2025, and the Pledge Agreement, dated as of July 11, 2025
10.2	Senior Secured Convertible Promissory Note, dated April 2, 2026, issued to Ascent Partners Fund LLC
99.1	Non-Binding Letter of Intent, dated March 31, 2026 (as amended and restated on April 3, 2026), by and between Profusa, Inc. and Bio Insights LLC
99.2	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2026	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer